EXHIBIT 32.1

CERTIFICATION PURSUANT

TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Phoenix Footwear Group, Inc. (the “Company”), does hereby certify with respect to the Quarterly Report of the Company on Form 10-Q for the quarter ended March 29, 2008, as filed with the Securities and Exchange Commission (the “10-Q Report”), that:

(1)	the 10-Q Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The undersigned have executed this Certification effective as May 13, 2008.

/s/ Cathy B. Taylor
Cathy B. Taylor
President and Chief Executive Officer

/s/ Scott Sporrer
Scott Sporrer
Interim Chief Financial Officer & Treasurer

A signed original of this Certification has been provided to Phoenix Footwear Group, Inc. and will be retained by Phoenix Footwear Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.